SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2006

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2006, Valley National Bank and Valley National Bancorp (collectively, “Valley”) entered into the Amendment (the “Amendment”) to the Amended and Restated Change in Control Agreement (dated as of November 30, 2004) with James G. Lawrence (the “Executive”).

The Amendment authorizes Valley to delay any scheduled payments to the Executive under his Amended and Restated Change in Control Agreement, the Valley National Bancorp Benefit Equalization Plan, and any other plan, contract or program if Valley determines that such delay is necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The scheduled payments may not be delayed more than six months after the Executive’s separation from service, and interest is to be paid to the Executive on the delayed payment based on the six month Treasury Bill rate in effect on the date when the payment is delayed. Such delayed payments, plus interest for the period of any such delay, shall be paid to the Executive at the end of such period of delay.

The Amendment to the Amended and Restated Change in Control Agreement with the Executive also amends his rights to continuation of certain welfare benefit coverages following his termination of employment without cause or resignation for good reason. In such an event, Valley will pay the Executive, within twenty (20) business days of his termination of employment, a lump sum amount equal to (i) one hundred twenty five percent (125%) of the aggregate COBRA premium amounts for the equivalent period of the lump sum payment (i.e., 3 years, or if the Executive has reached age 62, the number multiplier then in effect under the fourth paragraph of Section 9 of the Amended and Restated Change in Control Agreement (which is currently equal to a quotient (rounded to the nearest thousand), the numerator of which is the whole number of months left until the Executive reaches age 65 and the denominator of which is 12)) of the health, hospitalization and medical insurance coverage for the Executive and his spouse, minus (ii) the aggregate amount of any employee contribution that would have been required of the Executive for such period.

The above summary is qualified in its entirety by Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment, dated as of October 18, 2006, to the Amended and Restated Change in Control Agreement among Valley National Bank, Valley National Bancorp and James G. Lawrence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2006	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated as of October 18, 2006, to the Amended and Restated Change in Control Agreement among Valley National Bank, Valley National Bancorp and James G. Lawrence.